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                                                                     Exhibit 5.1




                                November 24, 2006

Isilon Systems, Inc.
3101 Western Avenue
Seattle, Washington 98121

      RE:   REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

      We are acting as counsel to Isilon Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration of up to $91,223,750 worth of shares of the Company's Common Stock, par value $0.00001 per share ("Common Stock"), including shares of Common Stock that may be sold by the Company pursuant to an over-allotment option (collectively, the "Shares"), pursuant to a Registration Statement on Form S-1 (Registration No. 333-137078), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the underwriting agreement referred to in the Registration Statement (the "Underwriting Agreement").

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

      Based upon the foregoing, we are of the opinion that the Shares to be registered for sale by the Company and the selling stockholders identified in the Registration Statement (the "Selling Stockholders") have been duly authorized by the Company, and the Shares to be registered for sale by Selling Stockholders are, and the Shares to be registered for sale by the Company, have been duly authorized by the Company, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be, validly issued, fully paid and nonassessable under the Delaware General Corporation Law.

      We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                      Very truly yours,

                                      /s/ WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation